                                                                   Exhibit 10.12


Base Salaries. The Board of Directors of the Company approved the Compensation Committee's recommended base salaries for the executive officers listed below (the "Named Executive Officers") in the amounts indicated, effective January 1, 2005.


                                               Base Salary         Last Salary
Name                                              Amount(1)        Increase Date
--------------------------------------------------------------------------------
Frank C. Stipes, Esq.                            $ 297,500    November 19, 2001
Freddy Maldonado                                   255,000    September 24, 2001
Pedro R. Dominguez                                 162,000    September 24, 2001
Ricardo Hernandez, CPA                             170,000    September 24, 2001
Miguel Vazquez                                     250,000    June 1, 2001


Base salaries for each Named Executive Officer are reviewed by the Compensation Committee following the 18-month anniversary of such Named Executive Officer start date with the Company, with the exception of the Company's Chief
Executive Officer, Mr. Frank C. Stipes, whose compensation is reviewed annually.


Annual Incentive Awards. The Board of Directors of the Company approved the Compensation Committee's recommended annual incentive awards for 2004, payable in cash, to the Named Executive Officers as follows:


                                           Annual Incentive
Name                                            Award
-----------------------------------------------------------
Frank C. Stipes, Esq.                          $1,824,792
Freddy Maldonado                                  921,250
Pedro R. Dominguez                                613,500
Ricardo Hernandez, CPA                            514,167
Miguel Vazquez                                    720,833

Annual incentive awards include a Christmas bonus that is granted under Puerto Rico legislation. The Company has normally granted one month of salary as a Christmas bonus.

The Company will provide additional information regarding the compensation of the Named Executive Officers in its Proxy Statement for the 2005 Annual Meeting of Shareholders.

---------------------------------------
(1) Does not include (i) perquisites and other personal benefits, including an allowance for business and entertainment expenses, which, in the aggregate, do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for the Named Executive officer, or (ii) cash payments in respect of accrued and unused vacation time.